Exhibit 99.1

Syneos Health, Inc. and Star Parent, Inc. Announce Proposed $1.70 Billion Offering of Senior Secured Notes Morrisville, N.C. – September 6, 2023 – Star Parent, Inc. (the “Issuer” or the “Company”) and Syneos Health, Inc. (“Syneos Health”), announced today that, subject to market conditions and other factors, the Issuer intends to offer $1,700,000,000 aggregate principal amount of Senior Secured Notes due 2030 (the “Notes”). The Issuer intends to use the proceeds from the offering together with other financing sources to fund the previously announced acquisition of Syneos Health (the “Acquisition”) by the Issuer and certain of its affiliated entities (such affiliates, together with the Issuer, the “Purchasing Entities”) and related refinancings. The Purchasing Entities were newly-formed entities established by a consortium of private investment funds led by Elliott Investment Management L.P. and its affiliates, Patient Square Capital, LP and its affiliates and Veritas Capital Fund Management, L.L.C. and its affiliates. If the sale of the Notes is not completed concurrently with the closing of the Acquisition, then the proceeds from the sale of the Notes will be placed into escrow until the closing of the Acquisition.

The Notes will be offered and sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the Notes. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering circular. This announcement does not constitute an offer to purchase with respect to any of Syneos Health’s existing securities or a notice of redemption with respect to any of Syneos Health’s existing securities.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect, among other things, the Company’s and Syneos Health’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such, including statements regarding the structure, timing and completion of the proposed Acquisition; any anticipated effects of the pendency or completion of the proposed Acquisition on the value of Syneos Health’s Class A common stock; ability to obtain required regulatory approvals in connection with the proposed Acquisition; expenses related to the proposed Acquisition and any potential future costs; future financial and operational results, our business strategy, the future impact of macroeconomic trends, such as inflation and increased interest rates, benefits of acquisitions, and planned capital expenditures. Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Unless legally required, we assume no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. The Company and Syneos Health caution you that any such forward-looking statements are further qualified by important factors that could cause the Company and Syneos Health’s actual operating results to differ materially from those in the forward-looking statements, including without limitation, regional, national, or global political, economic, business, competitive, market, and regulatory conditions.

Except to the extent required by applicable laws or rules, the Company and Syneos Health do not undertake to update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is a leading fully integrated biopharmaceutical solutions organization built to accelerate customer success. We translate unique clinical, medical affairs and commercial insights into outcomes to address modern market realities.

We bring together a talented team of professionals, who work across more than 110 countries, with a deep understanding of patient and physician behaviors and market dynamics. Together we share insights, use the latest technologies and apply advanced business practices to speed our customers’ delivery of important therapies to patients.

Syneos Health supports a diverse, equitable and inclusive culture that cares for colleagues, customers, patients, communities and the environment.

Syneos Investor Relations Contact:

Ronnie Speight

Senior Vice President, Investor Relations

+1 919 745 2745

Investor.Relations@syneoshealth.com

Syneos Press/Media Contact:

Gary Gatyas

Executive Director, External Communications

+1 908 763 3428

gary.gatyas@syneoshealth.com

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